VERIDIUM


Mr. Troy Rillo
Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303

RE:	CONFIRMATION OF CONVERSION TERMS

Dear Troy:

Reference is made to your Debt Purchase Agreement of April 21, 2006 with Laurus Master Fund, Ltd., relative to your purchase of $2,190,146.68 of the debt originally issued by Veridium Corporation ("Veridium") to Laurus pursuant to that certain Secured Minimum Borrowing Note dated March 31, 2004 in the original principal amount of $1,000,000, and that certain Revolving Note dated March 31, 2004 in the original principal amount of $750,000 and such additional principal as may be relevant, taking Veridium's accounts receivable into account, up to an amount not to exceed an additional $1,500,000.

This letter shall confirm (a) that the Revolving Note shall be amended to provide for all of the same terms and conditions of the Minimum Borrowing Note and (b) that the conversion feature of both the Minimum Borrowing Note and the Revolving Note, as amended, shall be amended as follows:

"2.2	Fixed Conversion Price. For purposes hereof, the "Fixed Conversion
Price" means the lesser of (a) $0.10 per share or (b) ninety percent (90%) of the lowest Volume Weighted Average Price of the Common Stock during the thirty (30) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. "

A form of conversion notice is attached hereto. Please direct all conversion notices to my attention via email and fax to 973-796-2697.

Thank you and please do not hesitate to call me if you have any questions or comments with the above.

                                      Best Regards,
                                      VERIDIUM CORPORATION


                                      /s/ Kevin Kreisler
                                      -------------------------------------
                                      Kevin Kreisler
                                      Chairman and Chief Executive Officer


         535 West 34th Street, Suite 203 - New York, New York 10001
          888.895.3585 p  -    646.792.2636 f  -  www.veridium.com


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                                 EXHIBIT "A"
                            NOTICE OF CONVERSION
       (To be executed by the Holder in order to Convert the Debenture)

TO:


The undersigned hereby irrevocably elects to convert $
	 of the principal amount of the above Debenture into Shares of Common Stock of Veridium Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date: ________________________________________________________

Applicable Conversion Price: ____________________________________________

Signature: ______________________________________________________________

Name: ___________________________________________________________________

Address: ________________________________________________________________

Amount to be converted: $ _______________________________________________

Amount of Debenture unconverted: $ ______________________________________

Conversion Price per share: $  __________________________________________

Number of shares of Common Stock to be issued: __________________________

Please issue the shares
of Common Stock in the
following name and to the
following address:

_________________________________________________________________________

Issue to: _______________________________________________________________

Authorized Signature: ___________________________________________________

Name: ___________________________________________________________________

Title: __________________________________________________________________

Phone Number: ___________________________________________________________

Broker DTC Participant Code: ____________________________________________

Account Number: _________________________________________________________